UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2012

FLAG INTERMEDIATE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-132918	20-3779375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

METALS USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13123	76-0533626
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida		33308
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 14, 2012, Metals USA, Inc. (“Metals USA”), a wholly-owned subsidiary of Metals USA Holdings Corp. (the “Company”), issued a press release announcing that it has received commitments for and intends to enter into a new seven year senior secured term loan in the amount of $225 million (the “Term Loan”). Metals USA intends to use the net proceeds of the Term Loan to finance the redemption of its 11  1/8% Senior Secured Notes due 2015 (the “Notes”). Also on November 14, 2012, Metals USA issued a notice of redemption for all of the outstanding Notes. The Notes were issued and the redemption will be effected pursuant to the provisions of the Indenture, dated as of November 30, 2005, as supplemented or amended (the “Indenture”), by and among Metals USA, Flag Intermediate Holdings Corporation, the Subsidiary Guarantors named therein, and Wells Fargo Bank, N.A., as Trustee. Pursuant to the notice of redemption, the Notes will be redeemed on December 14, 2012.

A copy of the press release announcing the receipt of commitments for the Term Loan is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Press release, dated November 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAG INTERMEDIATE HOLDINGS CORPORATION

Date: November 16, 2012	/s/ Robert C. McPherson III
	Name:	Robert C. McPherson III
	Title:	Senior Vice President and Chief Financial Officer

METALS USA, INC.

Date: November 16, 2012	/s/ Robert C. McPherson III
	Name:	Robert C. McPherson III
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated November 14, 2012